NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN TRUST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN TRUST CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

APRIL 17, 2012

Supplemental Information Regarding Item 3

Approval of the Northern Trust Corporation 2012 Stock Plan

Northern Trust Corporation (the “Corporation”) is issuing this supplement (the “Supplement”) to its proxy statement (the “Proxy Statement”) filed on March 8, 2012 in connection with the 2012 annual meeting of stockholders to be held on April 17, 2012. This Supplement provides additional information regarding the Corporation’s proposal to approve the Northern Trust Corporation 2012 Stock Plan (the “2012 Plan”) as further described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement.

The Corporation has amended Section 5(f) of the 2012 Plan to clarify the Corporation’s commitment not to, directly or indirectly, re-price stock options or stock appreciation rights granted under the 2012 Plan and not to cancel stock options or stock appreciation rights granted under the 2012 Plan in exchange for cash or other awards without stockholder approval. The text of Section 5(f) of the 2012 Plan as amended is set forth below with additions indicated by underlining:

Except for either adjustments pursuant to Section 11 (relating to the adjustment of shares), or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding Stock Option or Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Option or Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Stock Option or Stock Appreciation Right with a lower exercise price, nor may any outstanding Stock Option or Stock Appreciation Right be cancelled in exchange for cash, other Awards, or a Stock Option or Stock Appreciation Right with a lower exercise price substituted therefor.

In all other respects, the terms of the 2012 Plan and the Proxy Statement remain unchanged.

Important Information Regarding Voting

If you have already voted your shares, you do not need to do anything unless you wish to change your vote.

If you have already voted your shares and would like to change or revoke your vote, you may do so by:

•	Sending a written notice of revocation to the Corporation’s Corporate Secretary at the address indicated on the first page of the Proxy Statement;

•	Submitting another signed proxy card with a later date;

•	Voting by telephone or through the Internet at a later date; or

•	Attending the 2012 annual meeting and voting in person.